Exhibit 21


     SUBSIDIARIES OF LILLY INDUSTRIES, INC. AS OF
      FEBRUARY 23, 1995


          All subsidiaries other than London Laboratories GmbH are doing business as Lilly Industries, Inc.


     Name of Subsidiary                       State of Incorporation

          1.   Lilly Industries, Inc.(Canada) Ontario, Canada

          2.   Lilly Jamestown, Inc.          Indiana

          3.   Lilly High Point, Inc.         Indiana

          4.   Lilly London, Inc.             Indiana

          5.   London Laboratories Limited    Ontario, Canada
               (Subsidiary of
               Lilly London, Inc.)

          6.   London Laboratories GmbH       Germany
               (Subsidiary of
               Lilly London, Inc.)

          7.   Lilly Industries
               (Far East), Ltd.               Taiwan

          8.   Lilly Industries
                (Malaysia) Sdn.Bhd.           Malaysia

          9.   Lilly Industries (Asia) Ltd.   Hong Kong

          10.  Lilly Industries
               (Thailand) Ltd.                Thailand

          11.  Dongguan Lilly Paint
                Industries Ltd.               Peoples Republic
               (Subsidiary of                   of China
                 Lilly Industries (Asia) Ltd.)